CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No.22 to the Registration Statement of Franklin Templeton Global Trust on Form N-1A, File No.33-01212, of our report dated November 21, 2001, relating to the financial statements and financial highlights of Franklin Templeton Global Trust which appear in the October 31, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                   /s/PricewaterhouseCoopers LLP


San Francisco, California
February 25, 2002